  Exhibit 99.2

American Resources Corporation to Build 2kW Mobile Electrolytic Cell Rare Earth Processing Plant

Facility represents the advancement to commercialization for Company’s rare earth element processing facility utilizing electrolysis technology

Interviewing potential project managers and securing office space to design and build facility currently underway

March 17, 2021 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / March 17, 2021 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a next generation and socially responsible supplier of raw materials to the new infrastructure and electrification marketplace, today announced that it is moving forward with the commercialization of its rare earth element (“REE”) technology process chain with building of a 2kW rare earth processing electrolysis facility utilizing the previously announced acquired technology and patents from Ohio University in addition to its partnership with sponsored research programs and Dr. Gerardine Botte.

This facility represents a novel approach for the revalorization of coal, coal waste, and coal byproducts such as fly ash, utilizing Coal Electrolytic Cell (CEC) technology for the production of REE concentrate, carbon, purified fly ash and hydrogen. The design is based on successful analysis utilizing electrolysis of fly ash that was from a representative Ohio facility with particle size less < 75lm leading to the production of hydrogen in the cathode of the cell and the extraction of 65% Yttrium (Y), 59% Dysprosium (Dy), and 76% Ytterbium (Yb).

Dr. Botte comments, “The analysis to date is proof-of-concept indicating that the proposed approach will be a paradigm change to revalorize coal, fly ash and coal by-products, minimize waste, and enable sustainability goals by cleaning up and reprocessing coal fly ash waste producing green infrastructure and energy product feedstocks. This technology is unique when applied to fly ash given its ability to separate the rare earth elements by breaking the bond created with the unburned carbon during the combustion stage allowing for the production of rare earth concentrates and other monetizable byproducts. This facility represents the immediate step to commercialize this technology and to showcase a low-cost structure and value-added products that can be produced from environmental waste feedstocks.”

The design of the initial facility has a total capex of less than $1.0 million and is in the form of a mobile application that can be transported from internal and external sites to process and evaluate the specific fly ash and coal-based feedstocks at each location. The facility will enable the Company to determine the specific economics of each feedstock site and the revenues that will be generated from the critical and rare earth elements, the fly ash-to-concrete market, and the recovered carbon and the hydrogen generated during the process. Upon determination of each site’s economics, the Company will potentially build a local processing facility at certain sites to further expand the revenue base. The Company is in discussions with a number of external sites that have legacy landfills that can be reprocessed to clean up the environment and act as additional feedstocks to the Company’s internal carbon-based feedstocks.

Mark Jensen, CEO of American Resources Corporation added, “Having signed this contract less than a quarter ago to finalize the acquisition of the patented technology rights, and now today being able to announce our progress to move forward with the build of the first facility, showcases our desire to move rapidly on the commercialization process. The electrolysis stage of our ‘Capture – Process – Purify’ technology process chain is a game changer when it comes to producing low-cost environmentally safe REE concentrate. What makes it unique is that we can sustainably reprocess and recycling coal waste, coal byproducts and fly ash to produce REE concentrate but also produce revenue-generating byproducts during the process itself, further lowering our cost structure during the process. With this technology, combined with our chromatography technology, we are confident that we have the processes, assets, technology and team to help restore and redefine the domestic supply chain of critical and REEs providing a real cost effective and environmentally safer solution for the US economy and national security.”

The Company is currently interviewing an impressive list of project managers that understand the technology and will lead the build phase alongside Dr. Botte and our sponsored research programs. The facility is expected to be built over the next six months with the goal of deploying into the field in the third / fourth quarter of 2021. The Company will provide transparency on each phase of the build process as it achieves specific milestones with the goal of making significant progress on the build in the second quarter of this year.

The specific electrolysis technology which was previously announced and licensed with exclusive domestic rights, and the exclusive option on international rights was developed by Dr. Gerardine Botte, the current Whitacre Department Chair in Chemical Engineering at Texas Tech University, board member of American Resources Corporation and Chief Technical Officer of Advanced Carbon Materials, a subsidiary of American Resources Corporation. Dr. Botte developed and patented these technologies when she served as Ohio University’s Distinguished Professor and Russ Professor of Chemical and Biomolecular Engineering.

American Resources continues to focus on running efficient streamlined operations in being a new-aged supplier of raw materials to the infrastructure and electrification marketplace in the most sustainable of ways. By operating with low or no legacy costs and having one of the largest and most innovative growth pipelines in the industry, American Resources Corporation works to maximize value for its investors by positioning its large asset base to best fit a new-aged economy, while being able to scale its operations to meet the growth of the markets it serves.

About American Resources Corporation
American Resources Corporation is a next-generation, environmentally and socially responsible supplier of high-quality raw materials to the new infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking, critical and rare earth minerals for the electrification market, and reprocessed metal to be recycled. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon and rare earth mineral deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure and electrification markets while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

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Investor Contact:
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investor@americanresourcescorp.com